Q4’FY25 Earnings Call Supplemental Presentation August 13, 2025

Forward-looking Statements This presentation is intended exclusively for investors. It is not intended for use in Sales or Marketing. 2 Proprietary and Confidential Property of Accuray Safe Harbor Statement   Statements in this presentation (including the oral commentary that accompanies it) that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this presentation relate, but are not limited, to: expectations regarding adjusted EBITDA and revenue; our ability to execute on our fiscal focused priorities and strategy to close the gaps to care; expectations regarding China deferred margin release; our ability to deliver on our goals, priorities, and strategic growth plans; expectations regarding our refinancing and refinancing partner; expectations related to our China joint venture; and expectations related to new product innovations and offerings as well as revenue growth and market share going forward. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may,” “will be,” “will continue,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to: risks related to the effect of the global macroeconomic environment on the operations of the company and those of its customers and suppliers; effects related to international tariffs; disruptions to our supply chain, including increased logistics costs; the company's ability to achieve widespread market acceptance of its products; the company’s ability to realize the expected benefits of the China joint venture and other partnerships; risks inherent in international operations; the company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company's ability to meet the covenants under its credit facilities; the company's ability to convert backlog to revenue and other risks identified under the heading “Risk Factors” in our quarterly report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2025, and as updated periodically with our other filings with the SEC.    Forward-looking statements speak only as of the date the statements are made and are based on information available to Accuray at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Accuray assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.  Non-GAAP Financial Measures   This presentation also contains non-GAAP financial measures.  Management believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company and facilitates a more meaningful comparison of results for current periods with previous operating results.  Additionally, these non-GAAP financial measures assist management in analyzing future trends, making strategic and business decisions, and establishing internal budgets and forecasts.  A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure is provided in the Appendix. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.  Medical Advice Disclaimer   Accuray Incorporated as a medical device manufacturer cannot and does not recommend specific treatment approaches. Individual results may vary.

Vision To expand the curative power of radiation therapy to improve as many lives as possible Mission To think, act, and execute beyond expectations every day to deliver better, safer radiation therapy solutions and help patients get back to living their lives, faster

Accuray Product Portfolio Unique Robotic, Dedicated SRS/SBRT System Helical RT System with CT Imaging CyberKnife® System Radixact® System Tomo C® System Accuray Helix™ Helical System Made in China Designed for Patient Access

Our Strategy – Close the Gaps to Care Expand Patient Access in Growth Markets Advance Care Through Innovation Grow and Optimize Service Solutions Connect the Global RT Community

Patient-focused Highlights: Expanding Access to High-Precision Care

ACCURAY



Regulatory Milestone

- NMPA approval for Radixact® SynC™ System and CyberKnife® S7™ System in China

First Patient Treatments

- Radixact System and VitalHold™ Technology in Multiple Countries
- Tomo® C System in China
- CyberKnife System in Austria

Proprietary and Confidential Property of Accuray 6

1 Adjusted EBITDA is a non-GAAP measure.  Please see Slides 13 and 17 for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure. Total net revenue was $458.5 million for fiscal 2025, a 3% increase year-over-year, and record annual revenue Operating income of $7.8 million compared to $0.5 million in the prior fiscal year period Adjusted EBITDA1 was 28.3 million for fiscal 2025, compared to $19.7 million in the prior fiscal year period Order book-to-bill ratio at 1.2 FY25 Financial Highlights Service revenue growth of 4 percent year-over-year

China Deferred Margin Impact

ACCURAY

$k	Q1	Q2	Q3	Q4	YTD
	FY25				
Net China Margin Impact (Deferral) / Release	(3,617)	4,735	(4,686)	(4,034)	(7,602)
Gross Margin % Reported	*33.9%*	*36.1%*	*27.9%*	*30.6%*	*32.1%*
Gross Margin % (Excl China Margin Impact)[1]	**37.5%**	**32.0%**	**32.1%**	**33.7%**	**33.7%**
Adjusted EBITDA (Reported)[2]	*3,141*	*9,634*	*6,048*	*9,448*	*28,271*
Adjusted EBITDA %[2]	*3%*	*8%*	*5%*	*7%*	*6%*
Adjusted EBITDA (Excl China Margin Impact)[2]	**6,758**	**4,899**	**10,734**	**13,482**	**35,873**
Adjusted EBITDA (Excl China Margin Impact)[2]	7%	4%	9%	11%	8%
Def Margin in Balance Sheet (cumulative)	(12,675)	(7,940)	(12,626)	(16,660)	(16,660)

- Due to JV accounting rules, 49% of total margin is deferred upon shipment to the JV and margin is released when the JV ships the system to the customer
- Deferred margin is reflected on the Balance Sheet under Assets as "Investment in JV"
- Net deferral of $4.0 million in Q4 is largely a result of higher mix of shipments to the JV in Q4

[1] Gross Margin % (Excl China Margin Impact) is a non-GAAP measure. Please see Slides 19 - 22 for a reconciliation of Gross Margin % (Excl China Margin Impact) to the most directly comparable GAAP measure.
[2] Adjusted EBITDA is a non-GAAP measure. Please see Slides 13 - 17 for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

Proprietary and Confidential Property of Accuray 8

Q4’FY25 and FY25 Financials Solid financial performance KEY FINANCIAL METRICS Highlights Strong service revenue growth, in particular in international markets Completed debt refinancing, including securing a strong strategic partner invested in long-term success Solid adjusted EBITDA1 performance over the full year driven by higher volume and focused cost discipline Adjusting for China margin deferral of $7.6 million, full year gross margins were 33.7%2 on a pro forma basis Revenues $127.5M (5%) $458.5 3% Product $70.7M (11%) $237.6 1% Service $56.8M 4% $221.0 4% Op. Expenses $34.7M 10% $139.1 (2%) Adj. EBITDA1 $9.4M (6%) $28.3M 44% $M Q4 Y/Y FY’25 Y/Y 1 Adjusted EBITDA is a non-GAAP measure.  Please see Slides 13 - 17 for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure. 2. Gross Margin % (Excl China Margin Impact) is a non-GAAP measure. Please see Slides 19 - 22 for a reconciliation of Gross Margin % (Excl China Margin Impact) to the most directly comparable GAAP measure

FY26 Guidance Total Net Revenue Adjusted EBITDA1 1 Adjusted EBITDA is a non-GAAP measure.  Please see Slide 18 for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure. $31M - $35M +10% - 25% $471M - $485M +3% - 6% $ in millions % = YoY Growth FY26 Guidance Range

FY2026 Fiscal Focused Priorities  Expand Service Revenue and Margins Revenue Growth and Installed Base Expansion Focused Capital Deployment to Fuel Innovation and Shareholder Value Targeted Initiatives to Meaningfully Expand Adjusted EBITDA

Thank you

$K GAAP net income Stock-based compensation Interest expense, net Provision for income taxes Adjusted EBITDA Depreciation and amortization Three Months Ended June 30, Three Months Ended June 30, 2024 2025 $ $ $ $ 1,123 1,598 2,818 3,937 948 9,448 3,387 1,507 2,042 2,686 471 10,093 Gain on extinguishment of debt - GAAP to Adjusted EBITDA Q4 FY’25 and Q4 FY’24 Reconciliation of Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA) Loss on change in fair value of warrant liability 499 - (1,475)

$K GAAP net income (loss) Stock-based compensation Interest expense, net Provision for income taxes Depreciation and amortization Twelve Months Ended June 30, 2025 Gain on extinguishment of debt GAAP to Adjusted EBITDA FY2025 and FY2024 Reconciliation of Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA) Adjusted EBITDA Loss from change in fair value of warrant liability Restructuring charges ERP and ERP related expenditures $ (15,545) 5,905 9,483 10,676 3,725 - - $ 19,692 $ (1,591) 6,150 10,201 11,762 2,725 499 (1,475) $ 28,271 2024 2,633 - 2,815 -

$K GAAP net loss Stock-based compensation Interest expense, net Restructuring charges Depreciation and amortization Three Months Ended March 31, Three Months Ended March 31, 2024 2025 $ $ (1,297) 1,575 2,745 2,568 0 0 (6,342) 1,601 2,735 2,649 0 0 ERP and ERP related expenditures 457 444 GAAP to Adjusted EBITDA Q3 FY’25 and Q3 FY’24 Reconciliation of Net Loss to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA) Adjusted EBITDA $ $ 6,048 1,087 Provision for income taxes

$K GAAP net income (loss) Stock-based compensation Interest expense, net Restructuring charges Depreciation and amortization Nine Months Ended March 31, Nine Months Ended March 31, 2024 2025 $ $ (2,714) 4,552 7,383 7,825 0 0 (18,932) 4,398 7,441 7,990 2,633 2,815 ERP and ERP related expenditures 1,777 3,254 GAAP to Adjusted EBITDA YTD Q3FY’25 and Q3YTD FY’24 Reconciliation of Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA) Adjusted EBITDA $ $ 18,823 9,599 Provision for income taxes Updated slide

$K GAAP net loss Stock-based compensation Interest expense, net Provision for income taxes Adjusted EBITDA Depreciation and amortization To From $ $ $ $ (12,000) 6,000 10,500 23,500 3,000 31,000 (8,000) 6,000 10,500 23,500 3,000 35,000 GAAP to Adjusted EBITDA FY’26 – Forward Looking Guidance Reconciliation of Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA) Twelve Months Ended June 30, 2026

$K Total Net Revenue Gross Profit China Margin (Deferral)/Release Gross Margin % excl China Margin Impact Total Cost of Revenue Three Months Ended June 30, Twelve Months Ended June 30, 2025 2025 $ $ 127,543 (88,564) 38,979 (4,034) 33.72% 458,505 (311,538) 146,967 (7,602) 33.71% Gross Profit excl China Margin Impact 43,013 154,569 Gross Margin to Gross Margin Excluding China Margin Impact Reconciliation of Gross margin to Gross margin excluding China Margin Impact $ $

$K Total Net Revenue Gross Profit China Margin (Deferral)/Release Gross Margin % excl China Margin Impact Total Cost of Revenue Three Months Ended March 31, Nine Months Ended March 31, 2025 2025 $ $ 113,243 (81,616) 31,627 (4,686) 32.07% 330,962 (222,974) 107,988 (3,568) 33.71% Gross Profit excl China Margin Impact 36,313 111,556 Gross Margin to Gross Margin Excluding China Margin Impact Reconciliation of Gross margin to Gross margin excluding China Margin Impact $ $

$K Total Net Revenue Gross Profit China Margin (Deferral)/Release Gross Margin % excl China Margin Impact Total Cost of Revenue Three Months Ended December 31, Six Months Ended December 31, 2024 2024 $ $ 116,174 (74,282) 41,892 4,735 31.98% 217,719 (141,358) 76,361 1,118 34.56% Gross Profit excl China Margin Impact 37,157 75,243 Gross Margin to Gross Margin Excluding China Margin Impact Reconciliation of Gross margin to Gross margin excluding China Margin Impact $ $

$K Total Net Revenue Gross Profit China Margin Deferral Gross Margin % excl China Margin Impact Total Cost of Revenue Three Months Ended September 30, 2024 $ 101,545 (67,076) 34,469 (3,617) 37.51% Gross Profit excl China Margin Impact 38,086 Gross Margin to Gross Margin Excluding China Margin Impact Reconciliation of Gross margin to Gross margin excluding China Margin Impact $